Exhibit 13.2

Certification by Acting Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

April 23, 2015

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2014 (the “Report”) for the purpose of complying with Rule13a-14(b) or Rule15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section1350 of Chapter 63 of Title 18 of the United States Code.

I, Xudong Xu, Acting Chief Financial Officer of Ku6 Media Co., Ltd., certify that, to the best of my knowledge:

1.             the Report fully complies with the requirements of Section13(a) or 15(d)of the Exchange Act; and

2.             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ku6 Media Co., Ltd.

This certification has not been, and shall not be, deemed “filed” with the Securities and Exchange Commission for purposes of Section18 of the Exchange Act or otherwise subject to the liability of that section.

By:	/s/Xudong Xu
	Name:	Xudong Xu
	Title:	Acting Chief Financial Officer